Exhibit (j)(2)
Consent of Independent Registered Public Accounting Firm
To the Shareholders and Board of Trustees of
Aston Funds (formerly ABN AMRO Funds):
We consent to the use of our report incorporated by reference herein and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.
/s/ KPMG LLP
Chicago, Illinois
February 27, 2009